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                                                                      Exhibit 11

                            BROADWAY & SEYMOUR, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                 (In thousands, except share and per share data)
                                   (Unaudited)

                                                               Three months ended
                                                            Mar. 31,         Mar. 31,
                                                              1997            1996
                                                            -------          ------

Net income (loss)                                           $   480           ($835)
                                                            =======          ======

Primary earnings per share:
    Weighted average common shares outstanding                9,048           8,895

    Reduction from effect of treasury stock                     (39)            (39)

    Addition from assumed exercise of stock options             125

    Addition from assumed participation in employee
      stock purchase plan                                         1
                                                            -------          ------
    Weighted average common and common equivalent
        shares outstanding                                    9,135           8,856
                                                            =======          ======

    Net income (loss) per common and common
        equivalent share                                    $  0.05          ($0.09)
                                                            =======          ======


Fully diluted earnings per share:
    Weighted average common shares outstanding                9,048           8,895

    Reduction from effect of treasury stock                     (39)            (39)

    Addition from assumed exercise of stock options             125

    Addition from assumed stock bonus awards

    Addition from assumed participation in employee
      stock purchase plan                                         1
                                                            -------          ------
    Weighted average common and common equivalent
        shares outstanding                                    9,135           8,856
                                                            =======          ======

    Net income (loss) per common and common
        equivalent share                                    $  0.05          ($0.09)
                                                            =======          ======



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